UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2007

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
10780 Parkridge Blvd., 4th Floor Reston, Virginia (Address of principal executive offices)		20191 (Zip Code)
(571) 382-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 15, 2007, the Board of Directors of Tier Technologies, Inc., or Tier, adopted Amendment No. 1 To Amended and Restated Bylaws of Tier Technologies, Inc., or Amendment 1.   Specifically, Amendment 1 allows for a Direct Registration System whereby the issuance, recordation and transfers of Tier’s shares may be made by electronic or other means not involving the issuance of certificates.

Most significantly, Amendment 1 provides that shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Within a reasonable time after the issuance or transfer of uncertificated stock, Tier shall send a written notice to the registered owner thereof, which includes, as applicable, the information required to be stated on certificates pursuant to the General Corporation Law of the State of Delaware or a statement that it will furnish to each stockholder who so requests the powers, designations, preferences and relative participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1—Amendment No. 1 to Amended and Restated Bylaws of Tier Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.
By: /s/ David E. Fountain
Name: David E. Fountain
Title: Chief Financial Officer
Date: May 16, 2007

Exhibit Index
Exhibit
No                 Description
3.1	Amendment No. 1 to Amended and Restated Bylaws of Tier Technologies, Inc.